FOR IMMEDIATE RELEASE

DOBSON COMMUNICATIONS REPORTS FOURTH QUARTER 2004 RESULTS

     OKLAHOMA CITY, February 17, 2005 (PRIMEZONE) — Dobson Communications Corporation (Nasdaq: DCEL) today reported a net loss applicable to common shareholders of $13.9 million, or $0.10 per share, for the fourth quarter ended December 31, 2004. The net loss included a $34.7 million gain from extinguishment of debt and a $16.8 million income tax expense (non-cash) for the fourth quarter. (See Table 1.)

     For the fourth quarter of 2003, Dobson reported a net loss applicable to common shareholders of $70.3 million, or $0.53 per share. The net loss included a $24.2 million loss from extinguishment of debt, a $26.8 million loss on redemption and repurchases of mandatorily redeemable preferred stock, and a $12.8 million income tax benefit.

     Dobson’s 2004 results include the operations of Michigan 5 Rural Service Area (RSA), which the Company acquired on February 17, 2004, and the Michigan markets acquired from NPI-Omnipoint Wireless, LLC on June 15, 2004. Excluded as not meaningful are financial results for RFB Cellular, Inc., certain assets of which the Company acquired December 29, 2004.

     Dobson reported EBITDA of $87.0 million for the fourth quarter of 2004, compared with EBITDA of $94.2 million for the fourth quarter of 2003. Please see Table 3 for EBITDA reconciliation to GAAP measures.

     Total revenue was $264.9 million for the fourth quarter of 2004, of which $53.3 million, or 20 percent, was roaming revenue. For the fourth quarter of 2003, Dobson reported total revenue of $250.3 million, of which $56.1 million, or 22 percent, was roaming revenue.

     Average service revenue per unit (ARPU) per month for the fourth quarter of 2004 was $42.17, compared with $40.01 for the fourth quarter last year and $41.20 for the third quarter of 2004. ARPU includes postpaid, prepaid and reseller ARPU.

     Dobson Communications reported approximately 393 million roaming minutes of use (MOUs) for the fourth quarter of 2004, with a blended yield of approximately $0.136 per MOU. Roaming MOUs for the fourth quarter of 2004 were approximately 10 percent higher than roaming MOUs of approximately 356 million for the fourth quarter of 2003 on a “same-store” basis that includes Michigan RSA 5 and NPI throughout both periods.

     GSM roaming accounted for approximately 221 million roaming MOUs, or 56 percent of total roaming MOUs, for the fourth quarter. This compared with 43 percent of roaming MOUs in the third quarter of 2004 and 25 percent in the second quarter of 2004.

Operating Trends

     Dobson reported approximately 112,300 total gross subscriber additions for the fourth quarter of 2004. This compared with approximately 121,600 total gross subscriber additions in the third quarter of 2004, and approximately 117,100 gross subscriber additions in the fourth quarter of 2003.

     Among postpaid gross additions in the fourth quarter of 2004, approximately 64,500, or 93 percent, selected GSM calling plans. (See Table 3.)

     Postpaid customer churn was 2.35 percent for the fourth quarter of 2004, compared with 2.05 percent for the third quarter of 2004 and 1.86 percent for the fourth quarter of 2003.

     For the fourth quarter of 2004, excluding the effect of the RFB acquisition, the Company reported a net subscriber reduction of approximately 25,600, compared with 1,200 net additions in the third quarter of 2004 and 14,400 net subscriber additions in the fourth quarter of 2003.

     Dobson acquired approximately 26,200 subscribers during the fourth quarter with the purchase of the non-license wireless assets of RFB Cellular, Inc. Consequently, as of year-end 2004, the Company’s total subscriber base was approximately 1,609,300.

     During the fourth quarter of 2004, approximately 75,100 TDMA subscribers migrated to GSM calling plans, compared with 74,500 migrations in the third quarter of 2004 and 68,700 migrations in the second quarter of 2004.

     At year-end 2004, approximately 415,300 customers, or 26 percent of Dobson’s total subscriber base, were on GSM calling plans, compared with approximately 286,500 GSM subscribers, or 18 percent of its subscriber base, at September 30, 2004.

     Capital expenditures were approximately $24.2 million in the fourth quarter of 2004, bringing total 2004 capital expenditures to $142.0 million.

     The Company ended 2004 with $178.9 million in cash and cash equivalents, $2.5 billion in total debt, and $358.6 million in preferred stock obligations. (See Table 2.)

Outlook for 2005

     In 2005, Dobson’s growth strategy will focus on increasing ARPU and gross subscriber additions, mitigating churn and strengthening the Cellular One brand in the Company’s markets.

     Dobson expects ARPU to continue increasing as it adds new GSM subscribers and transitions existing TDMA subscribers to GSM calling plans. As the Company proceeds through this transition, it expects its subscriber base to remain stable or to decline slightly during 2005.

     Consistent with the fourth quarter trend, Dobson expects roaming MOUs in 2005 to increase eight to 10 percent, compared with its total for 2004, and expects that its roaming yield for 2005 will be approximately 13 cents.

     Dobson anticipates increased operating expenses in 2005, compared with 2004. Network operating expense is expected to increase during 2005 as the Company’s subscriber base continues to migrate from TDMA to GSM. Sales and marketing expense for the year is expected to increase due to the cost of TDMA migrations and initiatives to strengthen the Cellular One brand. Finally, the Company intends to implement SFAS No. 123R, the expensing of stock options, which will increase operating expenses in 2005.

     Dobson expects to generate 2005 EBITDA in a range of $345 million to $365 million.

     Capital expenditures are expected to be up to $140 million in 2005, reflecting the construction of additional GSM cell sites to improve network performance, the upgrading of acquired networks, and approximately $36 million in E911 compliance investment.

Fourth Quarter 2004 Conference Call

     On Friday, February 18, 2005, Dobson plans to hold a conference call to discuss its fourth quarter 2004 results. The call is scheduled to begin at 8 a.m. CT (9 a.m. ET). Investors will be able to listen by phone or via web-cast on Dobson’s web site at www.dobson.net. During the call, management is likely to discuss its expectations for 2005.

Those interested may access the call by dialing:

Conference call	(800) 289-0569
Pass code	7070461

A replay of the call will be available later in the day via Dobson’s web site or by phone.

Replay	(888) 203-1112
Pass code	7070461

     The replay will be available by phone for two weeks.

     For further analysis of the fourth quarter of 2004, please see the Company’s annual report on Form 10-K, which Dobson plans to file by March 16, 2005.

     Dobson Communications is a leading provider of wireless phone services to rural and suburban markets in the United States. Headquartered in Oklahoma City, the Company owns wireless operations in 16 states. For additional information on Dobson and its operations, please visit its web site at www.dobson.net.

     This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company’s plans, intentions and expectations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, but are not limited to, increased levels of competition or other factors that inhibit the growth of its subscriber base; shortages of key network equipment and/or handsets; restrictions on the Company’s ability to finance its growth; accelerated migrations to GSM by the Company’s customers, which would increase equipment costs; changes in the Company’s roaming agreements that could affect revenue and/or earnings expectations; technology changes; and other factors. A more extensive discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings filed with the Securities and Exchange Commission. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.

CONTACT:	Dobson Communications, Oklahoma City
J. Warren Henry
(405) 529-8820

Table 1

Dobson Communications Corporation
Statements of Operations

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
	($ in thousands except per share data)
	(unaudited)
Operating Revenue
Service revenue	$201,882	$185,708	$771,610	$505,860
Roaming revenue	53,252	56,132	208,154	201,199
Equipment & other revenue	9,794	8,475	43,718	28,695

Total	264,928	250,315	1,023,482	735,754

Operating Expenses (excluding depreciation & amortization)
Cost of service (exclusive of depreciation & amortization shown separately below)	69,851	59,463	255,308	173,436
Cost of equipment	27,321	21,752	108,968	56,612
Marketing & selling	32,927	30,747	128,691	79,547
General & administrative	47,800	44,192	179,525	106,108

Total	177,899	156,154	672,492	415,703

EBITDA (1)	87,029	94,161	350,990	320,051
Depreciation & amortization	(51,279)	(45,560)	(192,818)	(119,424)

Operating income	35,750	48,601	158,172	200,627
Interest expense	(58,182)	(52,957)	(219,658)	(138,148)
Dividends on mandatorily redeemable preferred stock	(6,877)	(12,735)	(32,075)	(30,568)
Other income, net	891	1,530	3,121	3,829
Gain (loss) from extinguishment of debt	34,662	(24,175)	40,401	(52,277)
(Loss) gain on redemption and repurchases of mandatorily redeemable preferred stock	—	(26,777)	6,478	(26,777)
Minority interests in income of subsidiaries	(1,352)	(1,291)	(4,867)	(6,541)

Income (loss) before income taxes	4,892	(67,804)	(48,428)	(49,855)
Income tax (expense) benefit	(16,775)	12,751	(3,635)	(845)

Loss from continuing operations	(11,883)	(55,053)	(52,063)	(50,700)
Discontinued operations:
(Loss) income from discontinued operations, net of taxes (2)	—	(596)	443	11,945
(Loss) gain on discontinued operations, net of taxes	—	(12,729)	—	14,786

Net loss	(11,883)	(68,378)	(51,620)	(23,969)
Dividends on preferred stock	(1,988)	(1,879)	(8,178)	(43,300)
Gain on redemption and repurchases of preferred stock	—	—	—	218,310

Net (loss) income applicable to common shareholders	$(13,871)	$(70,257)	$(59,798)	$151,041

Basic net (loss) income applicable to common shareholders per common share	$(0.10)	$(0.53)	$(0.45)	$1.42

Basic weighted average common shares outstanding	133,847,952	133,686,530	133,784,752	106,291,582

Diluted net (loss) income applicable to common shareholders per common share	$(0.10)	$(0.53)	$(0.45)	$1.38

Diluted weighted average common shares outstanding	133,847,952	133,686,530	133,784,752	109,676,631

(1) EBITDA is defined as income (loss) from continuing operations before depreciation and amortization, interest expense, dividends on mandatorily redeemable preferred stock, other income (expense), net, gain (loss) from extinguishment of debt, gain (loss) from redemption and repurchases of mandatorily redeemable preferred stock, minority interests in income of subsidiaries and income tax benefit (expense). We believe that EBITDA provides meaningful additional information concerning a company’s operating results and its ability to service its long-term debt and other fixed obligations and to fund its continued growth. Many financial analysts consider EBITDA to be a meaningful indicator of an entity’s ability to meet its future financial obligations, and they consider growth in EBITDA to be an indicator of future profitability, especially in a capital-intensive industry such as wireless telecommunications. You should not construe EBITDA as an alternative to net income (loss) as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP or a measure of liquidity. Because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures of other companies.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
(2)Operating results from income from discontinued operations:
Service revenue	$—	$4,224	$2,383	$31,649
Roaming revenue	—	3,059	1,067	36,577
Equipment & other revenue	—	127	106	1,469

Total operating revenue	—	7,410	3,556	69,695

Cost of service (exclusive of depreciation & amortization shown separately below)	—	2,029	824	15,656
Cost of equipment	—	563	235	3,628
Marketing & selling	—	1,823	605	7,752
General & administrative	—	1,600	529	8,845

Total operating expenses (excluding depreciation and amortization)	—	6,015	2,193	35,881

EBITDA	—	1,395	1,363	33,814

Depreciation & amortization	—	(1,267)	(647)	(8,858)
Interest expense & other	—	(1,089)	(2)	(5,690)
Income tax benefit (expense)	—	365	(271)	(7,321)

(Loss) income from discontinued operations	$—	$(596)	$443	$11,945

Table 2

Dobson Communications Corporation
Selected Balance Sheet and Statistical Data

Balance Sheet Data:

	December 31, 2004	December 31, 2003
	($ in millions)	($ in millions)

Cash and cash equivalents (unrestricted) (1)	$178.9	$208.2

Total Debt:
DCS 8.375% Senior Notes	$250.0	$—
DCS 9.875% Senior Notes	325.0	—
DCS Floating Rates Senior Notes	250.0	—
DCS credit facility	—	548.6
DCC 10.875% Senior Notes, net	297.7	298.4
DCC 8.875% Senior Notes	419.7	650.0
Dobson/Sygnet Senior Notes	—	5.3
ACC 9.5% Senior Notes, net	13.7	12.9
ACC 10.0% Senior Notes	900.0	900.0

Total debt	$2,456.1	$2,415.2

Preferred Stock:
Senior Exchangeable Preferred Stock, 12.25%, net (2)	44.6	59.2
Senior Exchangeable Preferred Stock, 13.00%, net (3)	191.5	194.1
Series F Preferred Stock	122.5	122.5

Total preferred stock	$358.6	$375.8

	Twelve Months Ended	Twelve Months Ended
	December 31, 2004	December 31, 2003
	($ in millions)	($ in millions)
Capital Expenditures (4):	$142.0	$163.9

(1)	Includes $41.5 million and $30.8 million of cash from American Cellular at December 31, 2004 and December 31, 2003, respectively.

(2)	Net of deferred financing costs of $(0.9) million and $(0.6) million and discount of $(0.7) million and $(1.2) million at December 31, 2004 and December 31, 2003, respectively.

(3)	Net of deferred financing costs of $(1.4) million and $(1.9) million at December 31, 2004 and December 31, 2003, respectively.

(4)	Does not include $33.5 million of capital expenditures by American Cellular for the period from January 1, 2003 to August 18, 2003 (prior to its acquisition).

Table 3

Dobson Communications Corporation

For the Quarter Ended

	12/31/2003	3/31/2004	6/30/2004	9/30/2004	12/31/2004
	($ in thousands except per subscriber data)
	(unaudited)
Operating Revenue
Service revenue	$185,708	$181,699	$189,288	$198,740	$201,882
Roaming revenue	56,132	42,075	50,606	62,221	53,252
Equipment & other revenue	8,475	10,017	12,469	11,438	9,794

Total	250,315	233,791	252,363	272,399	264,928

Operating Expenses
(excluding depreciation & amortization)
Cost of service	59,463	54,186	61,972	69,299	69,851
Cost of equipment	21,752	23,534	27,870	30,242	27,321
Marketing & Selling	30,747	29,162	33,786	32,816	32,927
General & administrative	44,192	43,776	43,056	44,893	47,800

Total	156,154	150,658	166,684	177,250	177,899

EBITDA (1) (2)	$94,161	$83,133	$85,679	$95,149	$87,029

Pops	10,620,900	10,790,300	11,436,800	11,436,800	11,757,400

Post-paid
Gross Adds	89,100	68,700	73,500	83,200	69,500
Net Adds	8,200	(14,300)	(400)	(7,500)	(33,100)
Subscribers	1,451,700	1,457,600	1,480,100	1,472,600	1,464,100
Churn	1.9%	1.9%	1.7%	2.0%	2.3%
Average Service Revenue per Subscriber (ARPU)	$42.16	$40.86	$42.33	$43.92	$45.26

Pre-paid
Gross Adds	12,600	16,000	13,300	14,500	16,300
Net Adds	4,700	7,400	(1,300)	(200)	(400)
Subscribers	28,700	36,400	45,300	45,100	46,300

Reseller
Gross Adds	15,400	14,900	20,200	23,900	26,500
Net Adds	1,500	1,500	8,900	8,900	7,900
Subscribers	71,700	73,200	82,100	91,000	98,900

Total
Gross Adds	117,100	99,600	107,000	121,600	112,300
Net Adds	14,400	(5,400)	7,200	1,200	(25,600)
Subscribers	1,552,100	1,567,200	1,607,500	1,608,700	1,609,300
ARPU	$40.01	$38.83	$40.03	$41.20	$42.17
Penetration	14.6%	14.5%	14.1%	14.1%	13.7%

(1)	Includes $1.7 million, $1.3 million, $1.6 million, $1.9 million and $1.8 million of EBITDA for the quarters ended December 31, 2003, March 31, 2004, June 30, 2004, September 30, 2004 and December 31, 2004 respectively, related to minority interests.

(2)	A reconciliation of EBITDA to loss from continuing operations as determined in accordance with generally accepted accounting principles is as follows:

Loss from continuing operations	$(55,053)	$(15,125)	$(14,047)	$(11,008)	$(11,883)
Add back non-EBITDA items included in loss from continuing operations:
Depreciation & amortization	(45,560)	(45,448)	(46,635)	(49,456)	(51,279)
Interest expense	(52,957)	(54,238)	(52,784)	(54,456)	(58,182)
Dividends on mandatorily redeemable preferred stock	(12,735)	(8,618)	(8,289)	(8,290)	(6,877)
Other income, net	1,530	1,277	442	511	891
(Loss) gain from extinguishment of debt	(24,175)	5,739	—	—	34,662
(Loss) gain from redemption of preferred stock	(26,777)	—	5,069	1,410	—
Minority interests in income of subsidiaries	(1,291)	(944)	(1,058)	(1,512)	(1,352)
Income tax benefit (expense)	12,751	3,974	3,529	5,636	(16,775)

EBITDA	$94,161	$83,133	$85,679	$95,149	$87,029

Table 4

Dobson Cellular Systems
(Formerly DOC and Sygnet)
For the Quarter Ended

	12/31/2003	3/31/2004	6/30/2004	9/30/2004	12/31/2004
	($ in thousands except per subscriber data)
	(unaudited)
Operating Revenue
Service revenue	$107,335	$104,327	$109,460	$114,732	$115,768
Roaming revenue	30,722	23,962	29,206	35,695	31,421
Equipment & other revenue	6,357	7,330	8,541	9,203	7,411

Total	144,414	135,619	147,207	159,630	154,600

Operating Expenses
(excluding depreciation & amortization)
Cost of service	36,013	32,218	38,542	42,847	43,193
Cost of equipment	11,148	13,410	15,042	18,660	16,754
Marketing & selling	16,283	15,947	18,538	18,472	18,967
General & administrative	23,010	23,284	22,920	24,513	25,980

Total	86,454	84,859	95,042	104,492	104,894

EBITDA (1) (2)	$57,960	$50,760	$52,165	$55,138	$49,706

Pops	5,623,900	5,793,300	6,439,800	6,439,800	6,687,500

Post-paid
Gross Adds	45,700	37,800	40,200	46,300	39,900
Net Adds	2,700	(10,000)	(1,100)	(7,200)	(17,200)
Subscribers	780,800	791,000	812,800	805,600	813,000
Churn	1.8%	2.0%	1.7%	2.2%	2.4%
Average Service Revenue per Subscriber (ARPU)	$45.14	$43.32	$44.95	$46.11	$47.26

Pre-paid
Gross Adds	7,000	9,000	8,300	10,100	11,100
Net Adds	2,300	4,200	(500)	100	(1,200)
Subscribers	18,200	22,700	32,400	32,500	32,900

Reseller
Gross Adds	10,000	9,200	10,100	11,000	11,700
Net Adds	1,900	1,200	3,500	3,000	1,800
Subscribers	43,900	45,100	48,600	51,600	53,400

Total
Gross Adds	62,700	56,000	58,600	67,400	62,700
Net Adds	6,900	(4,600)	1,900	(4,100)	(16,600)
Subscribers	842,900	858,800	893,800	889,700	899,300
ARPU	$42.50	$40.87	$42.17	$42.89	$43.78
Penetration	15.0%	14.8%	13.9%	13.8%	13.4%

(1)	Includes $1.7 million, $1.3 million, $1.6 million, $1.9 million and $1.8 million of EBITDA for the quarters ended December 31, 2003, March 31, 2004, June 30, 2004, September 30, 2004 and December 31, 2004 respectively, related to minority interests.

(2)	A reconciliation of EBITDA to income (loss) from continuing operations as determined in accordance with generally accepted accounting principles is as follows:

Income (loss) from continuing operations	$3,771	$10,837	$(1,302)	$(2,562)	$(91,976)
Add back non-EBITDA items included in income (loss) from continuing operations:
Depreciation & amortization	(25,774)	(25,217)	(25,716)	(28,575)	(30,000)
Interest expense	(7,701)	(9,216)	(28,754)	(30,161)	(35,222)
Other income, net	3,838	2,445	1,264	977	1,143
Loss from extinguishment of debt	(24,175)	(349)	—	—	(14,200)
Minority interests in income of subsidiaries	(1,291)	(944)	(1,059)	(1,512)	(1,352)
Income tax benefit (expense)	914	(6,642)	798	1,571	(62,051)

EBITDA	$57,960	$50,760	$52,165	$55,138	$49,706

Table 5

American Cellular Corporation

For the Quarter Ended	12/31/2003	3/31/2004	6/30/2004	9/30/2004	12/31/2004
	($ in thousands except per subscriber data)
	(unaudited)
Operating Revenue
Service revenue	$78,372	$77,372	$79,828	$84,008	$86,113
Roaming revenue	25,410	18,113	21,401	26,526	21,831
Equipment & other revenue	3,679	4,424	5,665	3,973	4,121

Total	107,461	99,909	106,894	114,507	112,065

Operating Expenses
(excluding depreciation & amortization)
Cost of service	23,849	22,148	23,611	26,633	26,838
Cost of equipment	10,604	10,124	12,828	11,582	10,567
Marketing & selling	14,464	13,215	15,248	14,343	13,960
General & administrative	22,338	22,044	21,688	21,933	23,373

Total	71,255	67,531	73,375	74,491	74,738

EBITDA (1)	$36,206	$32,378	$33,519	$40,016	$37,327

Pops	4,997,000	4,997,000	4,997,000	4,997,000	5,069,900

Post-paid
Gross Adds	43,400	30,900	33,300	36,900	29,600
Net Adds	5,500	(4,300)	700	(300)	(15,900)
Subscribers	670,900	666,600	667,300	667,000	651,100
Churn	1.9%	1.8%	1.6%	1.9%	2.3%
Average Service Revenue per Subscriber (ARPU)	$38.67	$37.96	$39.22	$41.27	$42.85

Pre-paid
Gross Adds	5,600	7,000	5,000	4,400	5,200
Net Adds	2,400	3,200	(800)	(300)	800
Subscribers	10,500	13,700	12,900	12,600	13,400

Reseller
Gross Adds	5,400	5,700	10,100	12,900	14,800
Net Adds	(400)	300	5,400	5,900	6,100
Subscribers	27,800	28,100	33,500	39,400	45,500

Total
Gross Adds	54,400	43,600	48,400	54,200	49,600
Net Adds	7,500	(800)	5,300	5,300	(9,000)
Subscribers	709,200	708,400	713,700	719,000	710,000
ARPU	$37.03	$36.39	$37.42	$39.09	$40.17
Penetration	14.2%	14.2%	14.3%	14.4%	14.0%

(1)	A reconciliation of EBITDA to net loss as determined in accordance with generally accepted accounting principles is as follows:

Net loss	$(5,005)	$(7,364)	$(7,499)	$(3,380)	$(7,457)
Add back non-EBITDA items included in net loss:
Depreciation & amortization	(19,786)	(20,231)	(20,919)	(20,881)	(21,279)
Interest expense	(23,924)	(23,675)	(23,692)	(23,971)	(23,457)
Other expense, net	(568)	(350)	(1,003)	(616)	(471)
Income tax benefit	3,067	4,514	4,596	2,072	423

EBITDA	$36,206	$32,378	$33,519	$40,016	$37,327